Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2018 to December 31, 2018

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2018 through December 31, 2018 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, Conflict Minerals). As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Conflict Minerals Program

IBM’s Conflict Minerals Program is run by a full-time, dedicated team of experienced supply chain professionals within IBM’s Global Procurement organization. The Conflict Minerals team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base for IBM’s products. IBM’s Conflict Minerals team gathers information on the sources of Conflict Minerals in IBM’s supply chain and drives in-scope suppliers to obtain Conflict Minerals from conflict-free sources.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period (Covered Products). The Covered Products include the following product categories that were manufactured or contracted to be manufactured by IBM in 2018:

Servers:  a range of high-performance systems designed to address computing capacity, security and performance needs of businesses, hyperscale cloud service providers and scientific computing organizations. The portfolio includes IBM Z, a trusted enterprise platform for integrating data, transactions and insight, and Power Systems, a system designed from the ground up for big data and enterprise AI, optimized for hybrid cloud and Linux, and delivering open innovation with Open POWER.

Storage:  data storage products and solutions that allow clients to retain and manage rapidly growing, complex volumes of digital information and to fuel data-centric cognitive applications. These solutions address critical client requirements for information retention and archiving, security, compliance and storage optimization including data deduplication, availability and virtualization. The portfolio consists of a broad range of software-defined storage solutions, flash storage, disk and tape storage solutions.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This inquiry was designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively, Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for Conflict Minerals conform in all applicable respects to the framework set forth in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements pertaining to downstream companies.

Since IBM is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in the Covered Products and, as a result, IBM relies on established industry processes and information provided from its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM’s due diligence reflects the principles of IBM’s Conflict Minerals Standard and IBM’s position in the supply chain as a downstream company, as defined by OECD guidance. IBM is a member of the Responsible Minerals Initiative (RMI). Our due diligence process utilizes RMI resources including the Conflict Minerals Reporting Template (CMRT) and the  Responsible Minerals Assurance Process (RMAP), augmented by the London Bullion Market Association (LBMA) and the Responsible Jewelry Council Chain of Custody Standard (RJC CoC). The RMAP, LBMA and RJC CoC use independent third-party audits to identify SORs that have systems in place to assure sourcing of only conflict-free minerals. RMAP, LBMA, and RJC CoC are recognized by industry as third-party validation schemes.

Below is a description of the due diligence measures performed by IBM for the Reporting Period.

1. Maintained a strong company management system.

•                  Employed the IBM Conflict Minerals team within IBM’s Global Procurement organization to implement IBM’s Conflict Minerals Program.

•                  Posted IBM’s Conflict Minerals Standard on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Provided links to Conflict Minerals information to in-scope direct suppliers from the IBM Global Procurement and RMI websites.

•                  Provided an online grievance mechanism for internal and external parties to report concerns regarding Conflict Minerals to IBM’s Ombudsman.

•                  Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

•                  Included Conflict Minerals requirements in standard contract templates.

•                  Delivered Conflict Minerals education to suppliers attending our global education webinar.

2. Continued to identify and assess risks in the supply chain.

•                  Requested IBM’s in-scope direct suppliers to identify SORs and related Conflict Minerals information through the use of the CMRT.

•                  Reviewed the information provided in the CMRTs against IBM’s validation criteria.

•                  Managed collection of CMRTs and tracked status of supplier responses.

•                  Analyzed the CMRTs for completeness and accuracy, and, when appropriate, communicated errors and actions required to in-scope direct suppliers.

•                  Used RMI Compliant Smelter Sourcing Information and other research to ascertain whether any Conflict Minerals in the Covered Products may have originated in the Covered Countries.

•                  Compared SORs identified by the in-scope direct suppliers against RMI information to determine valid SORs and their RMAP status; also checked the status of SORs against LBMA and RJC CoC information.

•                  Engaged a third-party consultant to research SORs identified as sourcing Conflict Minerals from Covered Countries.

3. Designed and implemented a strategy to respond to identified risks.

•                  Reported to IBM’s Global Procurement management on topics such as CMRT collection efforts, in-scope direct supplier conflict-free progress, SOR risk mitigation, and driving identified SORs toward RMAP listing.

•                  Identified high-risk SORs and required in-scope direct suppliers reporting high-risk SORs to validate whether minerals from the SOR are contained in the products provided to IBM. If confirmed that Conflict Minerals from the high-risk SOR were in Covered Products, requested in-scope direct suppliers to remove the SOR from the IBM supply chain.

•                  Stayed informed of macro Conflict Minerals issues and developments through participation in the RMI.

•                  Participated in SOR site visits in Indonesia and India to discuss matters regarding RMAP, such as SOR participation and operations.

•                  Contacted select SORs without a conflict-free designation, directly or indirectly in conjunction with RMI’s smelter engagement teams, to encourage their participation in RMAP or other recognized third-party validation schemes.

4. Supported the implementation of independent third-party audits of supply chain due diligence.

•                  Supported RMI initiatives through participation in RMI workgroups.

•                  Worked in concert with the RMI to enhance SOR outreach to drive RMAP participation.

•                  Attended minerals conferences in China, Hungary, and India to meet with SOR and industry contacts to further RMAP engagement.

•                  Donated funds to the RMI Initial Audit Fund.

5. Reported on supply chain due diligence.

•                  Pursuant to the Rule, annually file Form SD and IBM’s Conflict Minerals Report.

•                  Published the 2017 Conflict Minerals Report on IBM’s Conflict Minerals-dedicated public website, www.ibm.com/conflictminerals.

•                  Included Conflict Minerals information in IBM’s annual Corporate Responsibility Report.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes that the SORs that may be used to process the Conflict Minerals contained in the Covered Products are listed in Appendix A. The list identifies SORs present at year end 2018. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the Conflict Minerals in the Covered Products.

For calendar year 2018, IBM requested CMRTs from our in-scope direct suppliers and received responses from all those suppliers. The following table illustrates the percentage of 2018 SORs in the IBM supply chain assessed as conflict free based on one or more of the third party validation schemes. as of December 31, 2018, and our further due diligence on SORs.

Conflict Mineral	Compliant SORs / total SORs	% of Compliant SORs	SORs participating in a validation scheme or sourcing from outside Covered Countries or recycled scrap	% of SORs participating in a validation scheme or sourcing from outside Covered Countries or recycled scrap
Tantalum	40 of 40	100%	40 of 40	100%
Tin	69 of 77	90%	76 of 77	99%
Tungsten	39 of 42	93%	40 of 42	95%
Gold	103 of 139	74%	121 of 139	87%
Total	251 of 298	83%	277 of 298	93%

All of IBM’s 112 in-scope direct suppliers completed a CMRT, with 99% of upstream suppliers reporting. The following graph illustrates the overall progress of IBM’s reported 298 SORs toward conflict-free sources.

** For 2013 and 2014, IBM considered conflict-free SORs to be only those compliant with a recognized third-party validation scheme. In 2015 and 2016, SORs that were active in a recognized third-party validation scheme were added to the conflict-free list. The 2017 and 2018 conflict-free lists further include SORs determined to source Conflict Minerals from outside Covered Countries or from recycled or scrap sources.

At year end 2018, 96 percent of IBM’s in-scope suppliers were conflict free based on CMRTs submitted to IBM; up from 72 percent in 2017.

IBM Requirement for Suppliers to be Conflict Free

IBM continued its initiative to have all in-scope direct suppliers achieve a conflict-free supply chain. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or not already, conflict free are required to remove those SORs from products provided to IBM. The IBM Conflict Minerals team and the Global Procurement organization work with those suppliers to help them achieve this goal. Their progress is tracked and reported to IBM executives twice per month along with IBM’s progress toward conflict-free status.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to enhance its due diligence measures and to further mitigate the risk that the Conflict Minerals contained in the Covered Products finance or benefit armed groups in the Covered Countries:

•                  By participating in the RMI, contribute to the continued development of collaborative tools and resources for companies to use to assess their supply chains and avoid inclusion of Conflict Minerals in the extended supply chain.

•                  Remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

•                  Work with RMI members and in-scope direct suppliers to contact SORs to better understand their sourcing circumstances and gain their commitment to a RMAP assessment or another recognized validation scheme.

•                  Seek resolution for the identified SORs in IBM’s supply chain that are not currently on the RMI’s list of recognized SORs and drive additional identified SORs in IBM’s supply chain into the RMAP.

•                  Improve CMRT response completeness from in-scope direct suppliers through IBM’s review and feedback to those suppliers using the most current SOR information.

•                  Drive in-scope direct suppliers to provide product-specific CMRTs instead of company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for Covered Products; use of product-specific CMRTs by in-scope direct suppliers will enable IBM to have a more precise list of SORs used in the Covered Products.

•                  Continue to influence upstream sourcing practices to require the usage of RMAP-compliant SORs, including the use of conflict-free contract clauses.

IBM’s Support of the RMI

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the RMI’s RMAP. The reasonable country of origin data found in Appendix B, and upon which IBM relied for certain statements in this Report, was obtained through the RMI. IBM is an active contributor to the RMI through our participation in various working groups. IBM’s member ID is MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in the Covered Products.

SOR Status:

“Compliant” indicates that the SOR is publicly listed on the RMAP, LBMA Good Delivery List or RJC Chain-of-Custody web sites and considered conflict free as of year-end 2018.

“Active” indicates that the SOR is in process for one or more of the recognized third-party validation schemes.

“Not Participating” indicates that the SOR is not a current participant in any of the recognized third-party validation schemes.

Metal	Name of SOR	Country	SOR Status
Tantalum	Asaka Riken Co., Ltd.	Japan	Compliant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant

Tantalum	D Block Metals, LLC	United States	Compliant

Tantalum	Exotech Inc.	United States	Compliant

Tantalum	F&X Electro-Materials Ltd.	China	Compliant

Tantalum	FIR Metals & Resource Ltd.	China	Compliant

Tantalum	Global Advanced Metals Aizu	Japan	Compliant

Tantalum	Global Advanced Metals Boyertown	United States	Compliant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Compliant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant

Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant

Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant

Tantalum	H.C. Starck Inc.	United States	Compliant

Tantalum	H.C. Starck Ltd.	Japan	Compliant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Compliant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant

Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant

Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Compliant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant

Tantalum	KEMET Blue Metals	Mexico	Compliant

Tantalum	KEMET Blue Powder	United States	Compliant

Tantalum	LSM Brasil S.A.	Brazil	Compliant

Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant

Tantalum	Mineracao Taboca S.A.	Brazil	Compliant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant

Tantalum	NPM Silmet AS	Estonia	Compliant

Tantalum	Power Resources Ltd.	Macedonia	Compliant

Tantalum	QuantumClean	United States	Compliant

Tantalum	Resind Industria e Comercio Ltda.	Brazil	Compliant

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Compliant

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant

Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant

Tantalum	Telex Metals	United States	Compliant

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant

Tin	Alpha	United States	Compliant

Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Not Participating

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Compliant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Compliant

Tin	China Tin Group Co., Ltd.	China	Compliant

Tin	CV Ayi Jaya	Indonesia	Compliant

Tin	CV Dua Sekawan	Indonesia	Compliant

Tin	CV Gita Pesona	Indonesia	Compliant

Tin	CV United Smelting	Indonesia	Compliant

Tin	CV Venus Inti Perkasa	Indonesia	Compliant

Tin	Dowa	Japan	Compliant

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Vietnam	Not Participating

Tin	EM Vinto	Bolivia	Compliant

Tin	Estanho de Rondonia S.A.	Brazil	Not Participating

Tin	Fenix Metals	Poland	Compliant

Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Compliant

Tin	Gejiu Kai Meng Industry and Trade LLC	China	Compliant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Compliant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Active

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Compliant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Compliant

Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Compliant

Tin	Huichang Jinshunda Tin Co., Ltd.	China	Compliant

Tin	Jiangxi New Nanshan Technology Ltd.	China	Compliant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Compliant

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant

Tin	Melt Metais e Ligas S.A.	Brazil	Compliant

Tin	Metallic Resources, Inc.	United States	Compliant

Tin	Metallo Belgium N.V.	Belgium	Compliant

Tin	Metallo Spain S.L.U.	Spain	Compliant

Tin	Mineracao Taboca S.A.	Brazil	Compliant

Tin	Minsur	Peru	Compliant

Tin	Mitsubishi Materials Corporation	Japan	Compliant

Tin	Modeltech Sdn Bhd	Malaysia	Compliant

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Not Participating

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant

Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant

Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant

Tin	Pongpipat Company Limited	Myanmar	Not Participating

Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant

Tin	PT Artha Cipta Langgeng	Indonesia	Compliant

Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant

Tin	PT Babel Inti Perkasa	Indonesia	Compliant

Tin	PT Bangka Prima Tin	Indonesia	Compliant

Tin	PT Bangka Serumpun	Indonesia	Compliant

Tin	PT Bangka Tin Industry	Indonesia	Compliant

Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant

Tin	PT Bukit Timah	Indonesia	Compliant

Tin	PT DS Jaya Abadi	Indonesia	Compliant

Tin	PT Inti Stania Prima	Indonesia	Compliant

Tin	PT Karimun Mining	Indonesia	Compliant

Tin	PT Kijang Jaya Mandiri	Indonesia	Compliant

Tin	PT Menara Cipta Mulia	Indonesia	Compliant

Tin	PT Mitra Stania Prima	Indonesia	Compliant

Tin	PT Panca Mega Persada	Indonesia	Compliant

Tin	PT Premium Tin Indonesia	Indonesia	Compliant

Tin	PT Prima Timah Utama	Indonesia	Compliant

Tin	PT Rajehan Ariq	Indonesia	Compliant

Tin	PT Refined Bangka Tin	Indonesia	Compliant

Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant

Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant

Tin	PT Sukses Inti Makmur	Indonesia	Compliant

Tin	PT Sumber Jaya Indah	Indonesia	Compliant

Tin	PT Timah Tbk Kundur	Indonesia	Compliant

Tin	PT Timah Tbk Mentok	Indonesia	Compliant

Tin	PT Tinindo Inter Nusa	Indonesia	Compliant

Tin	PT Tommy Utama	Indonesia	Compliant

Tin	Resind Industria e Comercio Ltda.	Brazil	Compliant

Tin	Rui Da Hung	Taiwan	Compliant

Tin	Soft Metais Ltda.	Brazil	Compliant

Tin	Super Ligas	Brazil	Not Participating

Tin	Thaisarco	Thailand	Compliant

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Not Participating

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Compliant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Compliant

Tin	Yunnan Tin Company Limited	China	Compliant

Tungsten	A.L.M.T. Corp.	Japan	Compliant

Tungsten	ACL Metais Eireli	Brazil	Compliant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Compliant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant

Tungsten	Global Tungsten & Powders Corp.	United States	Compliant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant

Tungsten	H.C. Starck Tungsten GmbH	Germany	Compliant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Active

Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant

Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Not Participating

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Not Participating

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant

Tungsten	Kennametal Fallon	United States	Compliant

Tungsten	Kennametal Huntsville	United States	Compliant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant

Tungsten	Masan Tungsten Chemical LLC	Vietnam	Complaint

Tungsten	Moliren Ltd.	Russian Federation	Compliant

Tungsten	Niagara Refining LLC	United States	Compliant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Compliant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant

Tungsten	Unecha Refractory metals plant	Russian Federation	Compliant

Tungsten	Wolfram Bergbau und Hutten AG	Austria	Compliant

Tungsten	Woltech Korea Co., Ltd.	South Korea	Compliant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant

Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Compliant

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant

Gold	Abington Reldan Metals, LLC	United States	Not Participating

Gold	Advanced Chemical Company	United States	Compliant

Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant

Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Compliant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Compliant

Gold	Argor-Heraeus S.A.	Switzerland	Compliant

Gold	Asahi Pretec Corp.	Japan	Compliant

Gold	Asahi Refining Canada Ltd.	Canada	Compliant

Gold	Asahi Refining USA Inc.	United States	Compliant

Gold	Asaka Riken Co., Ltd.	Japan	Compliant

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Participating

Gold	AU Traders and Refiners	South Africa	Compliant

Gold	Aurubis AG	Germany	Compliant

Gold	Bangalore Refinery	India	Active

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant

Gold	Boliden AB	Sweden	Compliant

Gold	C. Hafner GmbH + Co. KG	Germany	Compliant

Gold	Caridad	Mexico	Not Participating

Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant

Gold	Cendres + Metaux S.A.	Switzerland	Compliant

Gold	Chimet S.p.A.	Italy	Compliant

Gold	Chugai Mining	Japan	Active

Gold	Daejin Indus Co., Ltd.	South Korea	Compliant

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Compliant

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Not Participating

Gold	DODUCO Contacts and Refining GmbH	Germany	Compliant

Gold	Dowa	Japan	Compliant

Gold	DSC (Do Sung Corporation)	South Korea	Compliant

Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant

Gold	Emirates Gold DMCC	United Arab Emirates	Compliant

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Not Participating

Gold	Geib Refining Corporation	United States	Compliant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Compliant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Compliant

Gold	Guangdong Jinding Gold Limited	China	Not Participating

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Participating

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Participating

Gold	HeeSung Metal Ltd.	South Korea	Compliant

Gold	Heimerle + Meule GmbH	Germany	Compliant

Gold	Heraeus Metals Hong Kong Ltd.	China	Compliant

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant

Gold	Hunan Chenzhou Mining Co., Ltd.	China	Not Participating

Gold	HwaSeong CJ CO., LTD.	South Korea	Not Participating

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant

Gold	Istanbul Gold Refinery	Turkey	Compliant

Gold	Italpreziosi	Italy	Compliant

Gold	Japan Mint	Japan	Compliant

Gold	Jiangxi Copper Co., Ltd.	China	Compliant

Gold	JSC Uralelectromed	Russian Federation	Compliant

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant

Gold	Kaloti Precious Metals	United Arab Emirates	Not Participating

Gold	Kazakhmys Smelting LLC	Kazakhstan	Not Participating

Gold	Kazzinc	Kazakhstan	Compliant

Gold	Kennecott Utah Copper LLC	United States	Compliant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Active

Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant

Gold	Korea Zinc Co., Ltd.	South Korea	Compliant

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Not Participating

Gold	L’azurde Company For Jewelry	Saudi Arabia	Not Participating

Gold	Lingbao Gold Co., Ltd.	China	Not Participating

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Not Participating

Gold	L’Orfebre S.A.	Andorra	Compliant

Gold	LS-NIKKO Copper Inc.	South Korea	Compliant

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Participating

Gold	Marsam Metals	Brazil	Compliant

Gold	Materion	United States	Compliant

Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant

Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant

Gold	Metalor Technologies (Suzhou) Ltd.	China	Compliant

Gold	Metalor Technologies S.A.	Switzerland	Compliant

Gold	Metalor USA Refining Corporation	United States	Compliant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Compliant

Gold	Mitsubishi Materials Corporation	Japan	Compliant

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant

Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant

Gold	Modeltech Sdn Bhd	Malaysia	Not Participating

Gold	Morris and Watson	New Zealand	Not Participating

Gold	Morris and Watson Gold Coast	Australia	Not Participating

Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Compliant

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Compliant

Gold	Nihon Material Co., Ltd.	Japan	Compliant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Compliant

Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant

Gold	PAMP S.A.	Switzerland	Compliant

Gold	Pease & Curren	United States	Not Participating

Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Not Participating

Gold	Planta Recuperadora de Metales SpA	Chile	Compliant

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant

Gold	PX Precinox S.A.	Switzerland	Compliant

Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant

Gold	Refinery of Seemine Gold Co., Ltd.	China	Not Participating

Gold	Remondis PMR B.V.	Netherlands	Compliant

Gold	Royal Canadian Mint	Canada	Compliant

Gold	SAAMP	France	Compliant

Gold	Sabin Metal Corp.	United States	Not Participating

Gold	Safimet S.p.A	Italy	Compliant

Gold	Sai Refinery	India	Not Participating

Gold	Samduck Precious Metals	South Korea	Compliant

Gold	Samwon Metals Corp.	South Korea	Not Participating

Gold	SAXONIA Edelmetalle GmbH	Germany	Compliant

Gold	SEMPSA Joyeria Plateria S.A.	Spain	Compliant

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Participating

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant

Gold	Singway Technology Co., Ltd.	Taiwan	Compliant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant

Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Not Participating

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant

Gold	SungEel HiMetal Co., Ltd.	South Korea	Compliant

Gold	T.C.A S.p.A	Italy	Compliant

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant

Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Not Participating

Gold	Tony Goetz NV	Belgium	Not Participating

Gold	TOO Tau-Ken-Altyn	Kazakhstan	Not Participating

Gold	Torecom	South Korea	Compliant

Gold	Umicore Brasil Ltda.	Brazil	Compliant

Gold	Umicore Precious Metals Thailand	Thailand	Compliant

Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant

Gold	United Precious Metal Refining, Inc.	United States	Compliant

Gold	Universal Precious Metals Refining Zambia	Zambia	Not Participating

Gold	Valcambi S.A.	Switzerland	Compliant

Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Compliant

Gold	Wieland Edelmetalle GmbH	Germany	Compliant

Gold	Yamakin Co., Ltd.	Japan	Compliant

Gold	Yokohama Metal Co., Ltd.	Japan	Compliant

Gold	Yunnan Copper Industry Co., Ltd.	China	Not Participating

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant

Appendix B

Countries of Origin for Conflict Minerals

associated with the SORs listed in Appendix A

(based on RMI data)

Argentina

Armenia

Australia

Austria

Azerbaijan

Belgium

Benin

Bolivia

Brazil

Burkina Faso

Burundi

Canada

Chile

China

Colombia

Congo, Democratic Republic of the

Dominican Republic

Ecuador

Egypt

Eritrea

Ethiopia

Fiji

Finland

France

Gabon

Germany

Ghana

Guatemala

Guinea

Guyana

India

Indonesia

Kazakhstan

Kyrgyzstan

Laos

Madagascar

Malaysia

Mali

Mauritania

Mexico

Mongolia

Morocco

Myanmar

Namibia

Nicaragua

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Portugal

Russian Federation

Rwanda

Senegal

Sierra Leone

Slovakia

South Africa

South Korea

Spain

Suriname

Swaziland

Sweden

Taiwan

Tanzania

Thailand

Togo

Turkey

Uganda

United Kingdom of Great Britain and Northern Ireland

United States of America

Vietnam

Zimbabwe